EXHIBIT 10.2


                           SOFTWARE LICENSE AGREEMENT


          THIS SOFTWARE LICENSE AGREEMENT (this "Agreement") is entered into as of December 10, 1996, between Integrated Payment Systems Inc., a Delaware corporation ("IPS"), and MoneyGram Payment Systems, Inc., a Delaware corporation (the "Company").

          WHEREAS, IPS, First Data Technologies, Inc., a Delaware corporation ("FDT"), and the Company are parties to the Operations Agreement dated as of the date hereof (the "Operations Agreement"), pursuant to which IPS and FDT will provide, inter alia, certain data processing services to the Company; and

          WHEREAS, IPS wishes to grant to the Company a license to use the Utility Software (as hereafter defined) on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and mutual covenants, representations, conditions and agreements hereafter expressed, the Parties (as hereafter defined) agree as follows:

          1. Definitions. In this Agreement, unless the context shall otherwise require, the capitalized terms used herein shall have the respective meanings specified or referred to in this Section 1. Each agreement referred to in this Agreement shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and hereof. Each definition in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. References to any statute or regulations means such statute or regulations as amended at the time and include any successor legislation or regulations. The headings to the sections hereof are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Sections and Exhibits means the Sections and Exhibits of this Agreement. The Exhibits are hereby incorporated by reference into and shall be deemed a part of this Agreement. Unless the context clearly indicates otherwise, the word "including" means "including but not limited to".

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person;
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provided, however, that IPS and its Affiliates shall not be deemed Affiliates of the Company and the Company and its Affiliates shall not be deemed Affiliates of IPS.

          "Agreement" shall have the meaning set forth in the first paragraph hereof.

          "Business" means the Consumer Money Wire Transfer Services marketed under the name "MoneyGram"(SM) and the sales and distribution of a "MoneyGram" phonecard.

          "Company" shall have the meaning set forth in the first paragraph of this Agreement.

          "Consequential Damages" means any liability, Loss, Expense or damage, whether in an action arising out of breach of warranty, breach of contract, delay, negligence, theory of tort, strict liability or other legal or equitable theory, for indirect, special, reliance, incidental, punitive or consequential damages or commercial loss, injury or damage, including loss of revenues, profits or use of capital or production.

          "Consumer Money Wire Transfer Services" means the service of transferring the right to money using computer or telephone lines, or any technology now existing or later developed, from one person to a different person through a MoneyGram Agent and the services marketed under the phrases "Express Payment" and "Cash Advance."

          "Contribution Agreement" means the Contribution Agreement dated as of the date hereof among the Company, IPS and First Data Corporation, a Delaware corporation.

          "Costs" means all direct costs, expenses and charges plus all indirect costs, expenses and charges, excluding allocations of overhead.

          "Data Processing Services" means the data processing services provided by IPS and its Affiliates to the Company under the Operations Agreement.

          "Dispute" means any and all disputes, controversies or claims between the Parties arising from or in connection with this Agreement or the relationship of the Parties whether based on contract, tort, common law, equity, statute, regulation, order or otherwise.

          "Expenses" means any and all reasonable expenses incurred in connection with investigating, defending or asserting

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any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, witness fees and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

          "FDT" shall have the meaning set forth in the first recital to this Agreement.

          "Force Majeure Event" shall have the meaning specified in Section
10(c).

          "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

          "Intellectual Property" means any United States patent, trademark, service mark, trade dress, logo, trade name, copyright, mask work, trade secret, confidential information, publicity and privacy rights or other similar or related property right.

          "IPS" shall have the meaning set forth in the first paragraph of this Agreement.

          "Losses" means any and all losses, Costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies or other charges.

          "MoneyGram Agent" means a Person that has contracted with Travel Related Services, IPS or the Company, as the case may be, to provide the Consumer Money Wire Transfer Services provided by the Business.

          "MoneyGram Application Software" shall have the meaning set forth in the Contribution Agreement.

          "Operations Agreement" shall have the meaning set forth in the first recital to this Agreement.

          "Party" means a party to this Agreement and its permitted successors and assigns.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "PC MoneyGram Application Software" shall have the meaning set forth in the Contribution Agreement.

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          "Services" shall have the meaning set forth in Section 5(a).

          "Travel Related Services" means American Express Travel Related Services Company, Inc., a New York corporation.

          "Utility Software" means that certain software owned by or licensed to IPS or its Affiliates used in the Business, together with the documentation (if any) relating thereto as described in Exhibit A.

          2.  License Grant.

          (a) Utility Software. IPS hereby grants to the Company a perpetual, irrevocable, worldwide, nonexclusive, royalty-free license to use the Utility Software in the Business or for any other purpose. The foregoing license shall include the right to assign, transfer and modify the Utility Software and to distribute, license or sublicense derivative works incorporating the Utility Software.

          (b) Reservation. All right, title and interest in and to the Utility Software, other than those rights expressly granted herein, shall remain in IPS and its licensors.

          (c) Assignment. The Company may assign any of its rights under this Agreement (whether by operation of law or otherwise), including the license granted pursuant to this Section 2, in accordance with the provisions of Section 10(e).

          (d) Company Covenants. The Company hereby agrees that it will use reasonable efforts to cause any licensee, sublicensee or assignee with respect to the Utility Software licensed to the Company pursuant to this Agreement to comply with the terms and conditions of this Agreement.

          3.  Delivery of Software.

          (a) Initial Delivery. Within 90 days of the Parties' execution of this Agreement, IPS shall deliver to the Company the Utility Software (including the source code, object code, JCLs and existing documentation) in the form and format set forth in Exhibit B.

          (b) Final Delivery. Upon (i) the termination of all of the Data Processing Services, whether as a result of the termination of the Operations Agreement, in whole or in

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

     part, and (ii) the Parties having executed and delivered an amendment to Exhibit A, in form and substance reasonably acceptable to each Party, which amendment shall set forth a description of the Utility Software as of the date of such amendment, IPS shall deliver to the Company the Utility Software in the form and format set forth in Exhibit B, such delivery to include all modifications, enhancements, updates and revisions made by IPS on behalf of the Company through the date of such final delivery.

          4. Ownership (and Distribution) of Software and Modifications Thereto Developed by the Company. As between the Company and IPS, the Parties acknowledge and agree that IPS and its licensors shall own all right, title and interest in and to the Utility Software. Subject to such ownership rights in the Utility Software, as between IPS and its licensors and the Company, the Company shall own all right, title and interest in and to all modifications it creates to the Utility Software.

          5.  Transition Responsibilities.

          (a) Services. IPS or its Affiliates shall provide the Company with up to 500 hours of training and application support relating to the Utility Software (the "Services") at locations and times agreed to by IPS and the Company over the period beginning on the date hereof through the date that is 90 days after final delivery of the Utility Software pursuant to Section 3(b). The Parties agree that an hour of Services shall mean any hour during which one or more employees of the Company are receiving Services. At the request of the Company, IPS shall provide the Company additional Services, provided that the Company shall pay IPS for each such additional hour of Services on a time and materials basis (i.e., not including allocations of overhead associated with delivery of such Services) and for the travel and lodging expenses of its employees who perform the Services.

          (b) No Other Services. Except as contemplated by Section 5(a), IPS shall have no responsibility to update, maintain or support the Utility Software.

          6.  Representations and Warranties; Disclaimers.

          (a) By IPS. IPS represents and warrants to the Company that: (i) IPS has all right, power and authority to enter into and perform its obligations set forth in this Agreement in accordance with its terms without the consent of any third Person; (ii) the Utility Software as delivered

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

     to the Company will not infringe or violate any Intellectual Property of any third Person; (iii) all Services provided herein shall be provided in a professional and workmanlike manner; and (iv) the Utility Software, the PC MoneyGram Application Software and the MoneyGram Application Software constitute all of the software required to process Consumer Money Wire Transfer Service transactions for the Business as conducted on the date hereof.

          (b) By the Company. The Company represents and warrants to IPS that the Company has all right, power and authority to enter into and perform its obligations set forth in this Agreement in accordance with its terms without the consent of any third Person.

          (c) No Other Warranties; Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, THE UTILITY SOFTWARE AND THE SERVICES PROVIDED TO THE COMPANY HEREUNDER ARE PROVIDED ON AN "AS-IS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER. EXCEPT AS SET FORTH HEREIN OR IN ANY OTHER AGREEMENT TO WHICH IPS AND THE COMPANY ARE PARTIES, IPS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO THE COMPANY OR ANY OTHER PERSON, INCLUDING ANY WARRANTIES REGARDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY PREVIOUS COURSE OF DEALINGS BETWEEN THE PARTIES OR CUSTOM OR USAGE OF TRADE), OR RESULTS TO BE DERIVED FROM THE USE OF THE SOFTWARE OR THE SERVICES PROVIDED HEREUNDER.

          7. Disclaimer of Liability. NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL IPS, ANY OF ITS AFFILIATES, OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES UNDER THIS AGREEMENT, WHICH ARE HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER EITHER PARTY OR ANY OTHER SUCH PERSON HAS BEEN ADVISED, OR COULD HAVE FORESEEN, OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING REPRESENTS AN EXPRESS ALLOCATION OF RISK BETWEEN THE PARTIES.

          8.  Indemnification.

          (a) Indemnification by IPS. Subject to Section 9, IPS shall indemnify and hold the Company harmless against any and all Losses and Expenses arising out of or related to (i) the breach of any warranty or the inaccuracy of any representation of IPS contained in this Agreement, (ii) the breach by IPS of any of its covenants in this Agreement or


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     (iii) any claim that the Company's use or possession of the Utility
     Software or the license granted hereunder, infringes or violates the Intellectual Property of any third Person. If a final injunction is obtained against the Company's use of the Utility Software by reason of such infringement, or if in IPS' opinion the Utility Software is likely to become the subject of a claim for such infringement, IPS shall, at its sole option and expense: (i) procure for the Company the right to continue using the Utility Software, or any portion thereof, in the manner permitted hereunder; or (ii) replace or modify the Utility Software, or any portion thereof, so that it becomes noninfringing.

          (b) Indemnification by the Company. Subject to Section 9, the Company shall indemnify and hold IPS and its Affiliates harmless against any and all Losses and Expenses arising out of or related to the breach by the Company of any of its covenants in this Agreement.

          (c) Limitation of Indemnification Obligations. Notwithstanding anything to the contrary set forth in this Agreement: (i) the remedies in
     Section 8(a) shall be the Company's sole remedies in the event of a successful claim of Intellectual Property infringement; and (ii) IPS shall have no liability to the Company under this Section 8 if (1) any infringement is based upon the Company's use of the Utility Software in combination with any software not furnished by IPS, (2) the Utility Software is used in a manner for which it is not designed or (3) the infringement is based upon modifications of the Utility Software made by or for the Company.

          (d) Procedure. IPS or the Company, as the case may be (the "Indemnifying Party"), shall indemnify the indemnified party under this
     Section 8 (the "Indemnified Party") as set forth in this Section 8 provided that: (i) the Indemnified Party promptly notifies the Indemnifying Party in writing of the claim; (ii) the Indemnifying Party has sole control of the defense and all related settlement negotiations with respect to the claim, provided, however, that the Indemnified Party has the right, but not the obligation, to participate in the defense of any such claim or action through counsel of its own choosing and at it's sole expense; and (iii) the Indemnified Party cooperates fully to the extent reasonably necessary, and executes all documents reasonably necessary for the defense of such claim.


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          9.  Dispute Resolution.  Any Dispute shall be resolved in accordance with Article 11 of the Operations Agreement, the provisions of which are incorporated herein by reference.

          10.    Miscellaneous.

          (a) Expenses. Except as otherwise provided herein, each of the Parties shall pay all Costs incurred by it or on its behalf in connection with its performance and compliance with all its obligations under this Agreement, including fees and expenses of its own financial consultants, accountants and counsel.

          (b) Relationship of Parties. IPS, in furnishing Services to the Company under this Agreement, is acting only as an independent contractor. Except as set forth in this Agreement, IPS does not and shall not undertake by this Agreement or otherwise to perform any obligation of the Company, whether regulatory or contractual, or assume any responsibility for the Company's business or operations. IPS has the sole and exclusive right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by IPS under this Agreement, unless otherwise provided herein.

          (c) Force Majeure. Each Party shall be excused from the performance of obligations (other than payment obligations) under this Agreement, for any period and to the extent that it is prevented, restricted or delayed from or interfered with in performing any of its obligations under this Agreement, in whole or in part, as a result of labor disputes, strikes, work stoppages or delays, acts of God, severe weather, failures or fluctuations in utilities or telecommunications equipment or service, shortages of materials or rationing, civil disturbance, acts of public enemies, blockade, embargo or any law, order, proclamation, regulation, ordinance or court order or requirement having legal effect of any judicial authority or Governmental Body, or any other act or omission whatsoever, whether similar or dissimilar to the foregoing, which are beyond the reasonable control of such Party (each, a "Force Majeure Event"), and such nonperformance shall not be a breach or default under this Agreement, or a ground for termination of this Agreement. Each Party shall give the other Party immediate notice of any Force Majeure Event affecting the notifying Party's ability to perform under this Agreement and shall promptly update the other Party regarding the notifying Party's efforts to mitigate and resolve such Force Majeure Event.


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          (d)  Entire Agreement.  This Agreement, including the Exhibits hereto, and the provisions of the Operations Agreement expressly referenced herein, constitute the entire agreement among the Parties with regard to the subject matter hereof and thereof, and supersede all other prior agreements, understandings or discussions among the Parties concerning the subject matter hereof and thereof. This Agreement may not be amended or modified except in writing signed by an authorized representative of each Party.

          (e) Assignment. IPS may assign its rights and delegate its duties and obligations hereunder to any of its Affiliates, provided such Affiliate remains an Affiliate of IPS after such an assignment and that notwithstanding such assignment IPS shall remain primarily liable for all of its obligations hereunder. The Company may assign, transfer, sublicense and/or delegate its rights and duties under this Agreement, in whole or in part, in accordance with the license grant set forth in Section 2(a), provided that such assignee, transferee, sublicensee or delegatee agrees to be bound in writing to the terms and conditions of this Agreement, and, notwithstanding such assignment, the Company shall remain primarily liable for all of its obligations hereunder. Subject to the foregoing, this Agreement shall extend to and be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as contemplated by Section 8 in respect of an Indemnified Party, nothing in this Agreement is intended to or shall be construed to confer upon any Person other than the Parties, and their respective successors and permitted assigns, any right, remedy or claim under or by reason of this Agreement.

          (f) Notices. All notices which any Party may be required or desire to give to any other Party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent) or overnight courier to the other Party at its respective address or telecopy telephone number set forth below. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the Party to be notified. Notice delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the Party to be notified.

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          In the case of IPS:

               Integrated Payment Systems Inc.
               6200 So. Quebec St., Suite 320AK
               Englewood, CO  80111
               Attention:  Brent Willing
               Telephone Number:  303-488-8190
               Telecopy Number:   303-488-8631

          With a copy to:

               First Data Corporation
               2121 N. 117th Ave. NP 30
               Omaha, Nebraska  68164
               Attention:  General Counsel
               Telephone Number: 402-498-4085
               Telecopy Number:  402-498-4123

          In the case of the Company:

               MoneyGram Payment Systems, Inc.
               7401 West Mansfield Ave.
               Lakewood, Colorado  80235
               Attention: Chief Executive Officer
               Telephone Number: 303-716-6800
               Telecopy Number:  303-716-6997

          With a copy to:

               MoneyGram Payment Systems, Inc.
               7401 West Mansfield Ave.
               Lakewood, Colorado  80235
               Attention: General Counsel
               Telephone Number: 303-716-6800
               Telecopy Number:  303-716-6997

     A Party may from time to time change its address for notification purposes by giving the other Party prior written notice of the new address and the date upon which it shall become effective.

          (g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (h) Governing Law. Subject to the provisions referenced in Section 9, this Agreement shall be governed by and construed in accordance with the internal laws (as

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     opposed to the conflict of laws provisions) of the State of New York.

          (i) Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Except as specifically provided otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any Party at law, in equity or otherwise.

          (j) Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

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     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be signed and delivered by its duly authorized officer as of the date first written above.

                                   MONEYGRAM PAYMENT SYSTEMS, INC.


                                   By /s/ James F. Calvano
                                      -------------------------------
                                      Name:  James F. Calvano
                                      Title: Chairman and CEO


                                   INTEGRATED PAYMENT SYSTEMS INC.


                                   By /s/ Charles W. Brooks
                                      -------------------------------
                                      Name:  Charles W. Brooks
                                      Title: President


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